Exhibit 99.1
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 EMEA Accepts for Review Vidaza (R) Marketing Authorization Application for
                     Higher-Risk Myelodysplastic Syndromes
   Application to be reviewed under European Accelerated Assessment Procedure

     Boulder, Colorado, February 07, 2008 - Pharmion Corporation (NASDAQ: PHRM) today announced that the European Medicines Agency (EMEA) has accepted for review the Company's Marketing Authorization Application (MAA) for Vidaza (R) (azacitidine for injection) in patients with higher-risk myelodysplastic syndromes (MDS) and announced its intent to review the application under the Accelerated Assessment Procedure. Pharmion submitted the Vidaza MAA to the EMEA earlier this month.

The Accelerated Assessment Procedure is granted for medicinal products that are expected to be of major public health interest, particularly from the point of view of therapeutic innovation. Accelerated Assessment reduces the time limit for the Committee for Medicinal Products for Human Use (CHMP) to give an opinion from 210 days to 150 days. At any time during the marketing authorization application evaluation, the CHMP may decide to continue the assessment under standard centralized procedure timelines.

The application is based upon clinical data which include the results from the Company's Phase 3 multi-center, international, randomized study of Vidaza(R) (azacitidine for injection) in the treatment of patients with higher-risk MDS. The primary objective of this Phase 3 trial was to demonstrate superiority in overall survival of Vidaza versus conventional care regimens, and these data were presented at the American Society of Hematology annual meeting in December 2007.

Vidaza has been designated as an Orphan Medicinal Product in the EU for the treatment of MDS, which, if approved, entitles the drug to ten years of market exclusivity for the approved indication. Vidaza has also been designated as an Orphan Medicinal Product in the EU for the treatment of acute myeloid leukemia
(AML).

About Vidaza
In May 2004, Vidaza became the first drug approved by the FDA for the treatment of patients with Myelodysplastic Syndromes (MDS). The FDA approved Vidaza, the first in a new class of drugs called demethylation agents, for treatment of all five MDS subtypes, which include both low-risk and high-risk patients. These subtypes include: refractory anemia (RA) or refractory anemia with ringed sideroblasts (RARS) if accompanied by neutropenia or thrombocytopenia or requiring transfusions; refractory anemia with excess blasts (RAEB), refractory anemia with excess blasts in transformation (RAEB-T), and chronic myelomonocytic leukemia (CMMoL).

Vidaza is believed to exert its antineoplastic effects by causing hypomethylation of DNA and direct cytotoxicity on abnormal hematopoietic cells in the bone marrow. The concentration of Vidaza required for maximum inhibition of DNA methylation in vitro does not cause major suppression of DNA synthesis. Hypomethylation may restore normal function to genes that are critical for differentiation and proliferation. The cytotoxic effects of Vidaza cause the death of rapidly dividing cells, including cancer


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cells that are no longer responsive to normal growth control mechanisms.
Non-proliferating cells are relatively insensitive to Vidaza. Vidaza was approved for IV administration in January 2007.

About Epigenetics
Vidaza is the first of a new class of anti-cancer compounds known as epigenetic therapies. Epigenetics refers to changes in the regulation of gene expression, and DNA methylation and histone deacetylation are two of the more studied epigenetic regulators of gene expression. Epigenetic changes can silence gene expression and, unlike DNA mutations, may be reversed by targeting the mechanisms involved. The silencing of key cell cycle control genes and tumor suppressor genes through these two mechanisms of epigenetic regulation has been demonstrated in vitro and in vivo in hematological malignancies and in solid tumors. These key growth control genes can be re-expressed in cancer cells when DNA hypermethylation is reversed by Vidaza. The epigenetic approach to cancer therapy is that rather than using molecules that kill both normal and tumor cells, the silenced genes are reactivated through targeted epigenetic therapy, re-establishing the cancer cell's natural mechanisms to control abnormal growth.

About MDS
Myelodysplastic syndromes, or MDS, are a group of diseases in which the bone marrow does not function normally, resulting in the production of malformed or immature blood cells. The majority of patients with higher-risk MDS eventually experience bone marrow failure. Up to 50 percent of MDS patients succumb to complications, such as infection or bleeding, before progressing to acute myeloid leukemia (AML). MDS patients have a median survival of four months to five years depending on risk stratification. Higher-risk patients have a median survival of five to 14 months. Alleviation of disease-related complications, including transfusion requirements and hematologic improvement are key treatment goals in lower-risk MDS. Altering the natural history of disease is one of the most important treatment goals in higher-risk MDS.

Important Safety Information
Vidaza is contraindicated in patients with a known hypersensitivity to Vidaza or mannitol and in patients with advanced malignant hepatic tumors.

In clinical studies, the most commonly occurring adverse reactions by SC route were nausea (70.5%), anemia (69.5%), thrombocytopenia (65.5%), vomiting (54.1%), pyrexia (51.8%), leukopenia (48.2%), diarrhea (36.4%), fatigue (35.9%), injection site erythema (35.0%), constipation (33.6%), neutropenia (32.3%) and ecchymosis (30.5%). Other adverse reactions included dizziness (18.6%), chest pain (16.4%), febrile neutropenia (16.4%), myalgia (15.9%), injection site reaction (13.6%), aggravated fatigue (12.7%) and malaise (10.9%). The most common adverse reactions by IV route also included petechiae (45.8%), rigors (35.4%), weakness (35.4%) and hypokalemia (31.3%).

Because treatment with Vidaza is associated with neutropenia and thrombocytopenia, complete blood counts should be performed as needed to monitor response and toxicity, but at a minimum, prior to each dosing cycle.

Because Vidaza is potentially hepatotoxic in patients with severe pre-existing hepatic impairment, caution is needed in patients with liver disease. In addition, Vidaza and its metabolites are substantially excreted by the kidneys and the risk of toxic reactions to this drug may be greater in patients with impaired renal


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function. Because elderly patients are more likely to have decreased renal function, it may be useful to monitor renal function.

Vidaza may cause fetal harm. While receiving treatment with Vidaza, women of childbearing potential should avoid becoming pregnant, and men should avoid fathering a child. In addition, women treated with Vidaza should not nurse.

About Pharmion
Pharmion is a leading global oncology company focused on acquiring, developing and commercializing innovative products for the treatment of hematology and oncology patients in the U.S., Europe and additional international markets. Pharmion has a number of products on the market including the world's first approved epigenetic drug, Vidaza(R), a DNA demethylating agent. For additional information about Pharmion, please visit the Company's website at www.pharmion.com.

Contact Information:
Pharmion Corporation
--------------------
Breanna Burkart                                  Anna Sussman
Director, Investor Relations and Corporate       Director, Investor Relations
Communications                                   and Corporate Communications
Phone: 720-564-9144                              Phone: 720-564-9143
bburkart@pharmion.com                            asussman@pharmion.com

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This release contains forward-looking statements, which express the current beliefs and expectations of management. Such statements are based on current expectations and involve a number of known and unknown risks and uncertainties that could cause Pharmion's future results, performance or achievements to differ significantly from the results, performance or achievements expressed or implied by such forward-looking statements. In particular, Pharmion can not assure you that its MAA for Vidaza will be reviewed on an accelerated assessment schedule or that Vidaza will ultimately receive a marketing authorization in the EU. Important factors that could cause or contribute to such differences include the regulatory status and timing of regulatory approvals for Vidaza; the impact of competition from other products sold by Pharmion's competitors in the EU; the regulatory environment and changes in the health policies and structure of various countries; acceptance and demand for new pharmaceutical products and new therapies, uncertainties regarding Pharmion's ability to enforce market exclusivities in member states of the EU; failure of third-party manufacturers to produce the product volumes required on a timely basis, fluctuations in currency exchange rates, and other factors that are discussed in Pharmion's filings with the U.S. Securities and Exchange Commission. Forward-looking statements speak only as of the date on which they are made, and Pharmion undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

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